Exhibit 99.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP
Kenneth H. Eckstein
Adam C. Rogoff
Douglas H. Mannal
Stephen D. Zide
1177 Avenue of the Americas
New York, New York 10036
Telephone: (212) 715-9100
Facsimile: (212) 715-8000
Counsel for the Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

GENERAL MARITIME CORPORATION, et al.,	Case No. 11-15285 (MG)

Debtors.	Jointly Administered

JOINT PLAN OF REORGANIZATION OF
THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCE OR REJECTION MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THE DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE COURT.

Dated:	January 31, 2012
New York, New York

TABLE OF CONTENTS

		Page

Article I.	DEFINITIONS AND CONSTRUCTION OF TERMS	1
A.	Definitions.	1
B.	Interpretation, Application of Definitions and Rules of Construction	19

Article II.	ADMINISTRATIVE AND PRIORITY CLAIMS	19
A.	Administrative Claims	19
B.	Fee Claims	20
C.	Priority Tax Claims	20
D.	DIP Facility Claims	21
E.	Statutory Fees	21

Article III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	21
A.	Class Identification and Status	21
B.	Treatment of Classified Claims and Equity Interests	23

Article IV.	MEANS FOR IMPLEMENTATION OF THE PLAN	29
A.	General Settlement of Claims and Interests	29
B.	New Equity Investment	30
C.	New Senior Facilities	30
D.	Voting of Claims	30
E.	Nonconsensual Confirmation	30
F.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement	31
G.	The New GMR Common Stock	32
H.	The Rights Offering	32
I.	The New GMR Warrants	34
J.	The Commitment Fee GMR Warrants	35
K.	Continued Corporate Existence and Effectuation of Restructuring Transactions	36
L.	Fee Claims Escrow Account	36
M.	OCM Marine Holdings TP, L.P. Partnership Interests	36
N.	Non-Eligible Rights Offering Offeree Distribution Fund	37

Article V.	PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS	37
A.	Amendments to Certificates of Incorporation	37
B.	Appointment of Officers and Directors	37
C.	Powers of Officers	38
D.	New Management Agreements, Existing Benefits Agreements and Retiree Benefits	38
E.	Equity Incentive Program	38
F.	Indemnification of Directors, Officers and Employees	38

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Article VI.	CONFIRMATION OF THE PLAN	39
A.	Conditions to Confirmation	39
B.	Waiver of Conditions Precedent to Confirmation	39
C.	Dissolution of Unsecured Creditors’ Committee	40
D.	Discharge of the Debtors	40
E.	Injunction	41
F.	Preservation of Causes of Action	42
G.	Votes Solicited in Good Faith	43
H.	Cancellation of Existing Securities	43
I.	Claims Incurred After the Effective Date	44
J.	Releases, Exculpations and Injunctions of Released Parties	44
K.	Preservation of Insurance	46
L.	Indemnification of the Oaktree Plan Sponsors	46

Article VII.	DISTRIBUTIONS UNDER THE PLAN	46
A.	Allowed Claims	46
B.	Resolution of Disputed Claims	49
C.	Allocation of Consideration	49
D.	Estimation	49
E.	Insured Claims	49

Article VIII.	RETENTION OF JURISDICTION	50

Article IX.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	51
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	51
B.	Cure and Notice of Assumption or Rejection	52
C.	Reservation of Rights	54
D.	Rejection Damage Claims	54
E.	Assignment	54
F.	No Change in Control	55
G.	Collective Bargaining Agreements	55
H.	Insurance Policies	55

Article X.	EFFECTIVENESS OF THE PLAN	55
A.	Conditions Precedent to Effectiveness	55
B.	Waiver of Conditions Precedent to Effectiveness	57
C.	Effect of Failure of Conditions	57
D.	Vacatur of Confirmation Order	57
E.	Modification of the Plan	57
F.	Revocation, Withdrawal, or Non-Consummation	58

Article XI.	MISCELLANEOUS PROVISIONS	58
A.	Governing Law	58
B.	Filing or Execution of Additional Documents	58
C.	Information	59
D.	Withholding and Reporting Requirements	59

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E.	Exemption From Transfer Taxes	59
F.	Waiver of Federal Rule of Civil Procedure 62(a)	59
G.	Plan Supplement	59
H.	Notices	60
I.	Conflicts	60

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INTRODUCTION

General Maritime Corporation and its direct and indirect subsidiaries in the above-referenced chapter 11 cases, as debtors and debtors in possession propose the following joint plan of reorganization under section 1121(a) of chapter 11 of title 11 of the United States Code.  Capitalized terms used in the Plan and not otherwise defined shall have the meaning ascribed to such terms in Article I.

The Chapter 11 Cases are being jointly administered pursuant to an order of the Court entered on November 18, 2011 [Docket No. 22].  Claims against, and Equity Interests in, the Debtors will be treated as set forth herein.  Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan.  All holders of Claims entitled to vote on the Plan are encouraged to consult the Disclosure Statement and to read the Plan carefully before voting to accept or reject the Plan.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AS APPROVED BY THE COURT PURSUANT TO THE DISCLOSURE STATEMENT ORDER, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions.

Unless otherwise defined herein the following terms shall have the respective meanings set forth below:

1.             Accredited Investor:  means an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

2.             Accrued Professional Compensation: means, at any given time, and regardless of whether such amounts are billed or unbilled, all accrued, contingent and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses by any Professional, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying any retainer that has been provided by the Debtors to such Professional.  To the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

3.             Administrative Claim: means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including (i) any actual and necessary costs and expenses of preserving the Estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, (vii) any DIP Facility Claims and (viii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Agreement Order.

4.             Allowed: means, with reference to any Claim, (i) any Claim against any of the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim has been filed, (ii) any Claim specifically allowed under the Plan, (iii) any Claim, which is not Disputed and which becomes allowed after the Claims Objection Deadline because no objection was interposed against the Claim by the Claims Objection Deadline, or (iv) any Claim the amount or existence of which, if Disputed, has been allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Court will not be considered “Allowed Claims” under the Plan.

5.             Assumption Schedule: means the schedule of Executory Contracts (other than Existing Benefits Agreements) and Unexpired Leases to be assumed pursuant to the Plan and related Cure Claims to be paid on the Effective Date in connection with such assumption, which will be included in the Plan Supplement.

6.             Ballots: means each of the ballot forms approved pursuant to the Disclosure Statement Order and distributed with the Disclosure Statement to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan upon which is to be indicated, among other things, acceptance or rejection of the Plan.

7.             Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof.

8.             Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

9.             Bar Date Holder: means a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that files a Proof of Claim after the Rights Offering Record Date but before the General Bar Date.

10.           Bar Date Order: means the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, dated January 13, 2012 [Docket No. 200].

11.           Business Day: means any day on which commercial banks are open for business, and not authorized to close, in New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

12.           Cash: means legal tender of the United States of America.

13.           Causes of Action: means any and all claims, causes of actions, cross-claims, counterclaims, third-party claims, indemnity claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guaranties, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected,  disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on or after the Petition Date, including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.  For the avoidance of doubt, the term “Causes of Action” shall include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims; (iii) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, 552 or 553 of the Bankruptcy Code; (iv) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer claims.

14.           Chapter 11 Cases: means the chapter 11 cases commenced by the Debtors on November 17, 2011 and jointly administered for procedural purposes under case number 11-15285 (MG).

15.           Claim: means a claim, as such term is defined in section 101(5) of the Bankruptcy Code.

16.           Claims Agent: means GCG, Inc., retained as the Debtors’ notice and claims agent pursuant to an order of the Court dated November 17, 2011 [Docket No. 5], or any successor thereto.

17.           Claims Objection Deadline: means the first Business Day that is the later of (i) one hundred eighty (180) days after the Effective Date, (ii) ninety (90) days from the date by which a holder of a Claim is required to file a Proof of Claim pursuant to an order of the Court (including the Bar Date Order) or (iii) such other later date the Court may establish upon a motion by the Debtors or the Reorganized Debtors, which motion may be approved without a hearing and without notice to any party.

18.           Class: means a group of Claims or Equity Interests classified under the Plan.

19.           Collateral: means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or is otherwise invalid under the Bankruptcy Code or applicable state law.

20.           Collective Bargaining Agreement: means the collective bargaining agreements among the Debtors and unions representing the Debtors’ employees, including the collective bargaining agreement between General Maritime Management LLC and the Associated Marine Officers’ and Seamen's Union of the Philippines.

21.           Commitment Fee GMR Warrants: means the warrants, issuable pursuant to the Equity Purchase Agreement as a commitment fee, to purchase New GMR Common Stock for $0.01, exercisable at any time for a period of five (5) years from the Effective Date, representing 5% of the New GMR Common Stock issuable in accordance with the Plan (subject to dilution from the exercise of the New GMR Warrants and New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR to the Oaktree Plan Sponsors or a designated affiliate thereof pursuant to the Plan and the terms of the Commitment Fee GMR Warrant Agreement.

22.           Commitment Fee GMR Warrant Agreement: means the Commitment Fee GMR Warrant Agreement that will govern the terms of the Commitment Fee GMR Warrants, dated as of the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

23.           Confirmation:  means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

24.           Confirmation Date: means the date of Confirmation.

25.           Confirmation Hearing: means the hearing required by section 1128 of the Bankruptcy Code to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

26.           Confirmation Order: means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

27.           Court: means, (i) the United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases, (ii) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York and (iii) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

28.           Cure Claim: means a Claim in an amount equal to all unpaid monetary obligations under an Executory Contract or Unexpired Lease assumed by a Debtor pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

29.           Cure Claim Bar Date: means the deadline for filing requests for payment of a Cure Claim in an amount different from the amount listed in the Assumption Schedule and/or a Cure Notice, which deadline will be seven (7) days before the Confirmation Hearing, unless otherwise ordered by the Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld).

30.           Cure Notice: means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include (i) the procedures for objection to proposed assumption of Executory Contracts and Unexpired Leases, (ii) Cure Claims to be paid in connection therewith (including any cure amount listed on the Assumption Schedule) and (iii) procedures for resolution by the Court of any related disputes.  The form of Cure Notice shall be approved pursuant to the Disclosure Statement Order.

31.           Debtors: means, collectively, GMR and the Debtor Subsidiaries, and individually, any of the Debtors.

32.           Debtor Subsidiaries: means Arlington Tankers Ltd., Arlington Tankers, LLC, Companion Ltd., Compatriot Ltd., Concept Ltd., Concord Ltd., Consul Ltd., Contest Ltd., GMR Administration Corp., General Maritime Investments LLC, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR GP LLC, GMR Gulf LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Limited LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Princess LLC, GMR Progress LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Star LLC, GMR Strength LLC, GMR Trader LLC, GMR Trust LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd.

33.           DIP Agent: means Nordea Bank Finland Plc, New York Branch, in its capacity as the administrative agent and collateral agent under the DIP Credit Agreement.

34.           DIP Credit Agreement: means that certain senior secured superpriority debtor-in-possession credit agreement, dated as of November 17, 2011, attached as an exhibit to the DIP Financing Order, as may be amended, modified or supplemented from time to time.

35.           DIP Facility: means that certain senior secured superpriority debtor-in-possession credit facility under the DIP Credit Agreement in the aggregate principal amount of $75,000,000.

36.           DIP Facility Claims: means any Claim arising pursuant to the DIP Loan Documents (as defined in the DIP Financing Order), including all “DIP Obligations” as such term is defined in the DIP Financing Order.

37.           DIP Financing Order: means the Final Order Pursuant to §§  361, 362, 363 and 364 of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy

Procedure Authorizing the Debtors to (I) Use Cash Collateral of the Prepetition Secured Parties, (II) Obtain Secured Superpriority Post-Petition Financing and (III) Provide Adequate Protection to the Prepetition Secured Parties [Docket No. 141], entered on December 15, 2011, and as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

38.           DIP Lenders: means the lenders under the DIP Credit Agreement.

39.           Disclosure Statement: means the Disclosure Statement for the Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, dated [###], 2012, as approved by the Court pursuant to the Disclosure Statement Order.

40.           Disclosure Statement Order: means the Order Approving the Disclosure Statement for the Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, dated [###], 2012 [Docket No. ###] pursuant to section 1125 of the Bankruptcy Code and the Bankruptcy Rules.

41.           Disputed: means, with reference to any Claim, (i) a Claim that is Scheduled as either disputed, contingent or unliquidated, (ii) a Claim that is Scheduled as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in a  Proof of Claim by the holder varies from the nature or amount of such Claim as it is listed on the Schedules, (iii) a Claim as to which the applicable Debtor or Reorganized Debtor, or, before the Effective Date, any other party in interest, has filed an objection with the Court and such objection has not been withdrawn or denied by a Final Order and (iv) a Claim that is required to be filed by a date specified in the Plan or a separate order of the Court (including any date specified in the Bar Date Order, the Cure Claim Bar Date, the Claims Objection Deadline and the dates specified in Article II.A) and no such Claim or request for payment has been timely filed.

42.           DTC: means the Depository Trust Company.

43.           Effective Date: means the date selected by the Debtors and the Oaktree Plan Sponsors that is a Business Day after the Confirmation Date on which (a) all of the conditions to the occurrence of the Effective Date specified in Article X.A have been satisfied or waived in accordance with Article X.B and (b) no stay of the Confirmation Order is in effect.  Unless otherwise expressly set forth in the Plan, anything required to be completed by the Debtors or the Reorganized Debtors, as applicable, pursuant to the Plan on the Effective Date shall be done on the Effective Date.

44.           Eligible Rights Offering Offeree: means (a)(i) a Record Date Holder, (ii) a Bar Date Holder, (iii) Executory Contract/Unexpired Lease Rejection Holder or (iv) a Transferee that (b) timely submits an Investor Certificate in accordance with the Rights Offering Procedures certifying that such offeree is a QIB or an Accredited Investor; provided, however, that a  holder that has delivered a Certification Period Transfer Notice or Post-Certification Period Transfer Notice with respect to particular Allowed General Unsecured Claim shall no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.

45.           Equity Incentive Program: means the equity-based incentive program described in Article V.E.

46.           Equity Interest: means any equity security as such term is defined in section 101(16) of the Bankruptcy Code, or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.

47.           Equity Purchase Agreement: means the agreement attached as Annex 1 to the Equity Purchase Agreement Order among the Debtors and the Oaktree Plan Sponsors, dated as of December 15, 2011, governing the terms of the New Equity Investment, as may be amended, modified or supplemented from time to time in accordance with its terms.

48.           Equity Purchase Agreement Order: means the Order Pursuant to Section 363 of the Bankruptcy Code Authorizing the Debtors to Enter into an Equity Commitment Agreement and to Pay Certain Fees in Connection Therewith, dated December 15, 2011 [Docket No. 140].

49.           Estates: means the estates of the Debtors, individually or collectively, as is appropriate in the context, created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

50.           Exchange Act:  means the Securities Exchange Act of 1934, as amended.

51.           Executory Contract: means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

52.           Executory Contract/Unexpired Lease Rejection Holder: means a counterparty to an Executory Contract or Unexpired Lease which is pending rejection as of the hearing on the Disclosure Statement.

53.           Existing Benefits Agreement: means any employment, retirement, severance, indemnification and similar or related agreements or arrangement with the members of the Debtors’ management team or directors as of the Petition Date.

54.           Fee Claim: means a Claim for Accrued Professional Compensation.

55.           Fee Claims Escrow Account: means the account established on the Effective Date pursuant to Article IV.L.

56.           Final Order: means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal or petition for certiorari or other proceeding for a new trial, reargument or rehearing that has been timely taken is pending, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

57.           General Bar Date: means February 23, 2012.

58.           General Unsecured Claim: means any Unsecured Claim that is not an Intercompany Claim.

59.           GMR: means General Maritime Corporation.

60.           GMR HoldCo: means General Maritime Holdings L.P., a Cayman Island limited partnership formed on or before the Effective Date that will, as of the Effective Date, own the New GMR Common Stock issued to OCM (or its designee), the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.

61.           GMR HoldCo Limited Partnership Agreement: means the limited partnership agreement that will establish GMR HoldCo on the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

62.           GMR HoldCo Interests: means the limited partnership interests in GMR HoldCo issued on the Effective Date under the terms of the Plan and in accordance with the GMR HoldCo Limited Partnership Agreement.

63.           Governmental Unit: has the meaning set forth in section 101(27) of the Bankruptcy Code.

64.           Guarantor Debtors: means the following Debtors which guarantee or are borrowers under, as applicable, the Prepetition 2010 Facility, the Prepetition 2011 Facility, the OCM Facility or the Senior Notes: Arlington Tankers Ltd., Companion Ltd., Compatriot Ltd., Consul Ltd., GMR, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Strength LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd. For the avoidance of doubt, GMR Revenge LLC is not a guarantor under the Senior Notes.

65.           Impaired: means, when used with reference to a Class of Claims or Equity Interests, Claims or Equity Interests that are impaired within the meaning of section 1124 of the Bankruptcy Code.

66.           Insured Claim: means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies.

67.           Intercompany Claims: means any Claim held by a Debtor against another Debtor and any Claim held by a Non-Debtor Subsidiary against a Debtor.

68.           Investor Certificate: means the certification form distributed in accordance with the Rights Offering Procedures to each holder or beneficial holder of a General Unsecured Claim against a Guarantor Debtor on which each such holder must certify (i) whether such holder is an Accredited Investor or QIB (or neither) and (ii) the aggregate principal amount of the General Unsecured Claim beneficially, directly or indirectly, owned by such holder.

69.           Letter of Credit Claim: means any Claim under the Prepetition Senior Credit Agreements on account of a letter of credit to the extent such letter of credit has not been drawn as of the Effective Date.

70.           Lien: has the meaning set forth in section 101(37) of the Bankruptcy Code.

71.           Losses: means any and all demands, claims, debts, actions, assessments, judgments, settlements, sanctions, liabilities, monetary damages, fines, penalties, interest obligations, deficiencies, and expenses (including amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation).  The term “Losses” shall not include any special, consequential, incidental or punitive damages on account of any lost profits, diminution of the value of investments or securities except to the extent that such special, consequential, incidental or punitive damages on account of any lost profits, diminution of the value of investments or securities are awarded by or pursuant to a court or other body of competent jurisdiction against an indemnified person in respect of a third-party claim.

72.           New Board: means the board of directors of Reorganized GMR to be constituted as of the Effective Date pursuant to Article V.B.

73.           New Equity Investment: means the Oaktree Plan Sponsors’ and the Non-Oaktree Plan Sponsors’, as applicable, purchase of the New Equity Investment Shares on the Effective Date for $175,000,000 (less the Rights Offering Proceeds, if any) in Cash on the terms and conditions set forth in the Equity Purchase Agreement.

74.           New Equity Investment Shares: means shares of New GMR Common Stock, to be issued in accordance with the Equity Purchase Agreement (less the amount of the Rights Offering Shares, if any, and the amount of the OCM Conversion Shares).

75.           New GMR Charter: means the form of the certificate of incorporation of Reorganized GMR, the form of which shall be included as an exhibit to the Plan Supplement.

76.           New GMR Common Stock: means the shares of common stock of Reorganized GMR authorized and issued pursuant to the Plan and the New GMR Charter, including upon exercise of the New GMR Warrants and the Commitment Fee GMR Warrants and the shares issuable pursuant to the Rights Offering and under the Equity Incentive Program.

77.           New GMR Warrants: means the warrants issuable on account of GMR’s ownership of OCM Marine Holdings TP, L.P. Partnership Interests to purchase New GMR Common Stock, exercisable at a cash-less strike price reflecting a total implied equity value of $421.1 million for the Reorganized Debtors at any time for a period of five (5) years from the Effective Date, representing an aggregate total of 2.5% of the New GMR Common Stock issuable in accordance with the Plan (subject to dilution from the exercise of the Commitment Fee Warrants and New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR under the terms of the Plan under the New GMR Warrant Agreement.

78.           New GMR Warrant Agreement: means the New GMR Warrant Agreement that will govern the terms of the New GMR Warrants, dated as of the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

79.           New Intercreditor Agreement: means the intercreditor agreement, dated as of the Effective Date that will govern the New Senior 2010 Facility and the New Senior 2011 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

80.           New Management Agreements: means the employment agreements, if any, between Reorganized GMR and certain members of the Debtors’ management team, the form of which shall be included as an exhibit to the Plan Supplement and in accordance with Article V.D.

81.           New Senior 2010 Facility: means the senior financing facility in the aggregate principal amount of $273,802,583.31 (after giving effect to the Paydown, and excluding any default interest accrued on account of the Prepetition 2010 Facility Claims through and including the Effective Date) on the terms set forth in the New Senior 2010 Facility Credit Agreement.

82.           New Senior 2010 Facility Credit Agreement: means the loan agreement, to be dated as of the Effective Date that will govern the New Senior 2010 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

83.           New Senior 2011 Facility: means the senior financing facility in the aggregate principal amount of $508,963,260.95 (after giving effect to the Paydown and including to the extent terminated before the Effective Date, amounts owed under the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and excluding any default interest accrued on account of the Prepetition 2011 Facility Claims through and including the Effective Date) on the terms set forth in the New Senior 2011 Facility Credit Agreement.

84.           New Senior 2011 Facility Credit Agreement: the loan agreement, to be dated as of the Effective Date that will govern the New Senior 2011 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

85.           New Senior Facilities: means, together, the New Senior 2010 Facility and the New Senior 2011 Facility.

86.           Non-Debtor Guarantor Subsidiaries: means the following: (i) General Maritime Crewing Pte. Ltd., (ii) General Maritime Management (Portugal) Lda., (iii) General Maritime Management (Portugal) LLC and (iv) Limited “General Maritime Crewing.”

87.           Non-Debtor Subsidiaries: means the following: (i) General Maritime Crewing Pte. Ltd., (ii) General Maritime Management (Portugal) Lda., (iii) General Maritime

Management (Hellas) Ltd., (iv) General Maritime Management (UK) LLC, (v) General Maritime Management (Portugal) LLC and (vi) Limited “General Maritime Crewing.”

88.           Non-Eligible Rights Offering Offeree Distribution Fund: means the account established pursuant to Article IV.N to be funded on the Effective Date with Cash in the amount of $15,000, disbursements from which shall be payable to the Non-Eligible Rights Offering Offerees whose Claims are Allowed.

89.           Non-Eligible Rights Offering Offerees: means any of the following: (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is either a holder of such Claim as of the Rights Offering Record Date or the General Bar Date, as applicable or an Executory Contract/Unexpired Lease Rejection Holder and (ii) timely submits the Investor Certificate certifying that such holder is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is Disputed as of the Subscription Deadline (as defined in the Rights Offering Procedures) and is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) timely submits a properly completed Investor Certificate; and (III) a holder of an Allowed General Unsecured Claim except an Executory Contract/Unexpired Lease Rejection Holder that (i) is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) submits a properly completed Investor Certificate within 20 days after mailing of the Investor Certificate to such holder.

90.           Non-Guarantor Debtors: means the following Debtors which do not guarantee the Prepetition 2010 Facility, the Prepetition 2011 Facility, the OCM Facility or the Senior Notes: Arlington Tankers, LLC, Concept Ltd., Concord Ltd., Contest Ltd., General Maritime Investments LLC, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Administration Corp., GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR GP LLC, GMR Gulf LLC, GMR Limited LLC, GMR Princess LLC, GMR Progress LLC, GMR Star LLC, GMR Trader LLC and GMR Trust LLC.

91.           Non-Oaktree Plan Sponsor: means an “Equity Investment Participant,” if any, as defined in the Equity Purchase Agreement (and excluding, for the avoidance of doubt, any Eligible Rights Offering Offeree).

92.           Oaktree Plan Sponsors: means, collectively, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P.

93.           OCM: means OCM Marine Investments CTB, Ltd.

94.           OCM Conversion Shares: means shares of New GMR Common Stock, issued in exchange of the OCM Facility Secured Claims.

95.           OCM Credit Agreement: means the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified or supplemented from time to time) for a secured term loan in the principal amount of $200 million among General Maritime

Subsidiary Corporation and General Maritime Subsidiary II Corporation, as borrower, GMR and Arlington Tanker, Ltd. as guarantors, OCM, as initial lender and the OCM Facility Agent, as administrative agent and collateral agent.

96.           OCM Facility: means the $200 million principal amount secured term loan facility under the OCM Credit Agreement, plus any and all accrued and unpaid interest, premiums, fees and other obligations outstanding thereunder.

97.           OCM Facility Agent: means OCM Administrative Agent, LLC as administrative agent and collateral agent under the OCM Credit Agreement.

98.           OCM Facility Lenders: means the lenders under the OCM Credit Agreement, including OCM.

99.           OCM Facility Deficiency Claims: means that portion of the Claims under or evidenced by the OCM Facility that are not Secured.

100.         OCM Facility Secured Claims: means that portion of the Claims under or evidenced by the OCM Facility that are Secured, which Claims shall be deemed Allowed in an amount of $175,000,000.

101.         OCM Marine Holdings TP, L.P. Partnership Interests: means the 490 Class B Units representing Class B limited partnership interests in OCM Marine Holdings TP, L.P. held by GMR.

102.         Other Priority Claim: means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim or (ii) a Priority Tax Claims.

103.         Other Secured Claim: means any Claim that is Secured, other than (i) a Prepetition 2010 Facility Claim, (ii) a Prepetition 2011 Facility Claim, (iii) an OCM Facility Secured Claim or (iv) a Letter of Credit Claim.

104.         Oversubscription Right: means the right of each Eligible Rights Offering Offeree to subscribe for Rights Offering Shares, to the extent available because other Eligible Rights Offering Offerees have failed to exercise Rights, in addition to those to be received pursuant to the exercise of the Rights, provided that such Eligible Rights Offering Offeree has (i) exercised in full its Rights, (ii) specified in the Subscription Form (as defined in the Rights Offering Procedures) the number of Rights Offering Shares (as defined in the Rights Offering Procedures) it intends to purchase in addition to the Rights Offering Shares under its Rights and (iii) paid in full for the New GMR Common Stock issued in connection with the Rights and the Oversubscription Rights.

105.         Paydown: means (i) with respect to the holders of the Prepetition 2010 Facility Claims, $39,649,220 and (ii) with respect to the holders of the Prepetition 2011 Facility Claims, $35,350,780.

106.         Person: means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

107.         Petition Date: means November 17, 2011, the date on which each of the Debtors commenced the Chapter 11 Cases.

108.         Plan: means this Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, together with all addenda, exhibits, schedules or other attachments, if any, including the Plan Supplement, each of which is incorporated herein by reference, and as may be amended, modified, or supplemented from time to time in accordance with the terms of and/or the Equity Purchase Agreement and the Restructuring Support Agreement, as applicable.

109.         Plan Supplement: means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed with the Court on notice to parties in interest, and additional documents filed before the Effective Date as supplements or amendments to the Plan Supplement, including the following: (i) the Rejection Schedule; (ii) the Assumption Schedule; (iii) the New Senior 2010 Facility Credit Agreement, (iv) the New Senior 2011 Facility Credit Agreement; (iv) the New GMR Charter; (vi) the GMR HoldCo Limited Partnership Agreement; (vii) the New GMR Warrant Agreement; (viii) the identity of the officers and members of the New Board and each of the other Reorganized Debtors; (ix) the summary of any Restructuring Transactions to occur on or after the Effective Date in accordance with Article IV.K.2, if any (x) a list of retained Causes of Action; (xi) to the extent agreed to in accordance with Article V.E, a summary of the material terms of the Equity Incentive Program; (xii) the New Management Agreements; (xiii) the Registration Rights Agreement; (xiv) to the extent consented to by the Oaktree Plan Sponsors in accordance with Article V.D, the Existing Benefits Agreements to be assumed under the Plan; (xv) the New Intercreditor Agreement; (xvi) the Commitment Fee GMR Warrant Agreement; and (xvii) the elected treatment of Intercompany Claims and Subsidiary Equity Interests.  The Debtors shall file the Assumption Schedule and the Rejection Schedule no later than twenty-one (21) days before the commencement of the Confirmation Hearing, and the remainder of the substantially complete versions of the materials comprising the Plan Supplement no later than five (5) days before the Voting Deadline.

110.         Prepetition 2010 Credit Agreement: means the Amended and Restated Credit Agreement, dated as of May 6, 2011, (as amended, modified or supplemented from time to time) with respect to the Prepetition 2010 Facility among GMR, as parent, Arlington Tankers, Ltd. and General Maritime Subsidiary Corporation as guarantor, General Maritime Subsidiary II Corporation as borrower, the Prepetition 2010 Facility Lenders and the Prepetition Agent.

111.         Prepetition 2010 Facility: means the term loan in an aggregate principal amount of $278.2 million and revolving credit facility in an aggregate principal amount of $50 million under the Prepetition 2010 Credit Agreement.

112.         Prepetition 2010 Facility Claims: means the Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).

113.         Prepetition 2010 Facility Lenders: means the lenders under the Prepetition 2010 Credit Agreement.

114.         Prepetition 2011 Credit Agreement: means the Second Amended and Restated Credit Agreement, dated as of May 6, 2011, (as amended, modified or supplemented from time to time) with respect to the Prepetition 2011 Facility among GMR, as parent, Arlington Tankers, Ltd. and General Maritime Subsidiary II Corporation as guarantors, General Maritime Subsidiary Corporation as borrower, the Prepetition 2011 Facility Lenders, and the Prepetition Agent.

115.         Prepetition 2011 Facility: means the revolving credit facility under the Prepetition 2011 Credit Agreement in an aggregate principal amount of $550 million.

116.         Prepetition 2011 Facility Claims: means the Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date).

117.         Prepetition 2011 Facility Lenders: means the lenders under the Prepetition 2011 Credit Agreement.

118.         Prepetition Agent: means, collectively, Nordea Bank Finland Plc, New York Branch as the administrative and collateral agent under each of the Prepetition 2010 Facility and the Prepetition 2011 Facility, and Nordea Bank Finland Plc, New York Branch, HSH Norbank AG and DNB Bank Asa as Joint Leader Arrangers under the Prepetition 2011 Facility, and Nordea Bank Finland Plc, New York Branch and DNB Bank Asa as Joint Leader Arrangers under the Prepetition 2010 Facility and Nordea Bank Finland Plc, New York Branch and DNB Bank Asa, as Joint Book Runners under each of the Prepetition 2010 Facility and the Prepetition 2011 Facility.

119.         Prepetition Senior Credit Agreements: means, together, the Prepetition 2010 Credit Agreement and the Prepetition 2011 Credit Agreement.

120.         Prepetition Swap Agreements: means, collectively, (i) the ISDA Master Agreement between GMR and Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch), dated September 24, 2001, (ii) the interest rate swap between GMR and Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch) dated November 26, 2008, (iii) the ISDA Master Agreement between GMR and Citibank, N.A., dated September 21, 2007 (iv) the interest rate swap between GMR and Citibank, N.A., dated January 29, 2008, (v) the ISDA Master Agreement between GMR and DNB Norbank ASA, dated May 2, 2008 and (vi) the interest rate swap between GMR and DNB Norbank ASA, dated February 1, 2008.

121.         Priority Tax Claim: means any Claim that is entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

122.         Professional: means (i) any professional employed in the Chapter 11 Cases pursuant to sections 327 or 328 of the Bankruptcy Code and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code or otherwise.

123.         Proof of Claim:  means a written proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

124.         Pro Rata: means, with respect to any Claim, at any time, the proportion that the amount of a Claim in a particular Class or group of Classes bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or group of Classes, unless in each case the Plan provides otherwise.

125.         QIB:  means a “qualified institutional buyer,” as that term is defined in Rule 144A, promulgated under the Securities Act.

126.         Record Date: means (i) for purposes of making distributions under the Plan on account of Allowed Claims, the Confirmation Date, and (ii) for purposes of casting Ballots, the date established for such purpose as set forth in the Disclosure Statement Order.

127.         Record Date Holder: means a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor as of the Rights Offering Record Date.

128.         Registration Rights Agreement: means the agreement, by and among Reorganized GMR, GMR Holdco and any holder of Rights Offering Shares that participates in a “piggyback” registration thereunder, the form of which shall be included as an exhibit to the Plan Supplement.

129.         Rejection Notice: means a notice of an Executory Contract or Unexpired Lease to be rejected under the Plan pursuant to section 365 of the Bankruptcy Code which notice shall include (i) the procedures for objection to proposed rejection of Executory Contracts and Unexpired Leases and (ii) procedures for resolution by the Court of any related disputes.  The form of Rejection Notice shall be approved pursuant to the Disclosure Statement Order.

130.         Rejection Schedule: means the schedule of Executory Contacts (other than Existing Benefits Agreements) and Unexpired Leases to be rejected pursuant to the Plan and the effective date of rejection, which shall be included as an exhibit to the Plan Supplement.

131.         Released Parties: means each of: (a) the Debtors and Reorganized Debtors; (b) the Prepetition Agent; (c) the Prepetition 2010 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (d) the Prepetition 2011 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (e) the OCM Facility Lenders; (f) the OCM Facility Agent; (g) the DIP Financing Agent; (h) the DIP Lenders; (i) the Oaktree Plan Sponsors; (j) the Non-Oaktree Plan Sponsors (if any); (k) GMR HoldCo.; and (l) with respect to each of the foregoing in clauses (a) through (k), such entities’ predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives.

132.         Reorganized GMR: means GMR or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

133.         Reorganized Debtors: means the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

134.         Reorganized Debtor Subsidiaries: means the Debtor Subsidiaries, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

135.         Requisite Supporting Creditors: has, with respect to the holder of a Claim other than an OCM Facility Deficiency Claim or an OCM Facility Secured Claim, the meaning ascribed to such term in the Restructuring Support Agreement.

136.         Restructuring Support Agreement: means the agreement, effective as of November 16, 2011, among the Debtors and (i) certain holders of the Prepetition 2010 Facility Claims, (ii) certain holders of the Prepetition 2011 Facility Claims and (iii) certain holders of the OCM Facility Deficiency Claims and the OCM Facility Secured Claims, as may be amended, modified or supplemented by the parties thereto in accordance with the terms of such agreement.

137.         Restructuring Transaction: means the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms as are summarized in the Plan Supplement and consistent with the Plan (and, to the extent applicable, the Equity Purchase Agreement) and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons agree.

138.         Rights: means the rights of Eligible Rights Offering Offerees to subscribe for, and acquire on the Effective Date, New GMR Common Stock in exchange for up to $61.25 million in Cash, on other terms and conditions of the Rights Offering as set forth herein and in the Rights Offering Procedures.

139.         Rights Offering: means the offering of the Rights by the Debtors to the Eligible Rights Offering Offerees in accordance with the terms hereof and the Rights Offering Procedures.

140.         Rights Offering Deadline: means 5:00 p.m. (ET) on the date that is 21 days after the Debtors commence the Rights Offering with accordance with the Rights Offering Procedures.

141.         Rights Offering Procedures: means the procedures with respect to the Rights Offering as approved by the Order Approving Certain Procedures for the Rights Offering

in Connection with the Debtors’ Joint Plan of Reorganization, dated [###], 2012 [Docket No. ###], and as may be amended, modified or supplemented by the Court from time to time.1

142.         Rights Offering Proceeds: means the cash proceeds received by the Debtors from the Rights Offering, if any.

143.         Rights Offering Record Date: means February 8, 2012.

144.         Rights Offering Shares: means shares of New GMR Common Stock, with a value of up to $61.25 million to be issued in accordance with the terms hereof and the Rights Offering Procedures, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.

145.         Rights Offering Subscription Deadline: means 5:00 p.m. (ET) on the date that is 21 days after the Debtors commence the Rights Offering with accordance with the Rights Offering Procedures.

146.         Securities Act: means the Securities Act of 1933, as amended.

147.         Scheduled:  means, with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

148.         Schedules:  means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed with the Court by each of the Debtors, including any amendments or supplements thereto.

149.         Secured: means when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured.

150.         Senior Note Claims: means the Claims under or evidenced by the Senior Notes.

151.         Senior Notes: means the 12% Senior Notes due 2017 issued pursuant to the Senior Notes Indenture in the original principal amount of $300,000,000.

152.         Senior Notes Indenture:  means that certain Indenture, dated as of November 12, 2009, (as amended, modified or supplemented from time to time) between GMR, the subsidiary guarantors party thereto and the Senior Notes Indenture Trustee pursuant to which the Senior Notes were issued.

1	The Debtors anticipate filing a motion to approve the Rights Offering Procedures on January 31, 2012.

153.         Senior Notes Indenture Trustee: means Bank of New York Mellon, as indenture trustee under the Senior Notes Indenture.

154.         Shareholder Agreement:  means the Shareholder Agreement of Reorganized GMR, the terms of which are set forth fully in an exhibit to the Plan Supplement.

155.         Subscription Agent: means Garden City Group, Inc.

156.         Subsidiaries: means the Debtor Subsidiaries and the Non-Debtor Subsidiaries.

157.         Subsidiary Equity Interests: means Equity Interests in the Debtor Subsidiaries.

158.         Transferee: means a transferee of an Allowed General Unsecured Claim held by a  Record Date Holder, Bar Date Holder or an Executory Contract/Unexpired Lease Rejection Holder, as the case may be, evidenced by one or more Certification Period Transfer Notices or Post-Certification Transfer Notices (each, as defined in the Rights Offering Procedures) that begin with the transfer by the Record Date Holder, Bar Date Holder or an Executory Contract/Unexpired Lease Rejection Holder, as the case may be, holding such Allowed General Unsecured Claim as of the Rights Offering Record Date or the date that the Bar Date Holder filed its Proof of Claim or the date of the hearing on the Disclosure Statement, as the case may be; provided, however, a transfer of an Allowed General Unsecured Claim by an Eligible Rights Offering Offeree to a transferee that is neither a QIB nor an Accredited Investor will result in the forfeiture of (i) any and all such Rights that would otherwise be associated with such Allowed General Unsecured Claims under the Rights Offering, and such Rights will forever be forfeited, regardless of whether or not the associated Allowed General Unsecured Claims are subsequently held by a QIB or an Accredited Investor, and (ii) any right (if any) to receive any amount from the Non-Eligible Rights Offering Offeree Distribution Fund.

159.         Unexpired Lease: means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

160.         Unimpaired: means any Class or Equity Interests that is not designated as Impaired under the Plan.

161.         Unsecured Claim: means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code. With respect to the Guarantor Debtors only, Unsecured Claims include (i) Senior Note Claims, (ii) OCM Facility Deficiency Claims and (iii) General Unsecured Claims.

162.         Unsecured Creditors’ Committee: means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases, as constituted from time to time.

163.         U.S. Trustee: means the United States Trustee for the Southern District of New York.

164.         Voting Deadline: means 5:00 p.m. (ET) on April 4, 2012, the deadline for submitting Ballots to either accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code as approved pursuant to the Disclosure Statement Order.

B.	Interpretation, Application of Definitions and Rules of Construction.

Capitalized terms in the Plan shall have the meaning assigned to them in Article I.A.  Capitalized terms that that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be.  Meanings of capitalized terms shall be equally applicable to both the singular and plural forms of such terms.   The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole (and, for the avoidance of doubt, the Plan Supplement) and not to any particular section or subsection in the Plan unless expressly provided otherwise.  The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.  Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan.  The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.
ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Fee Claims, as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

A.	Administrative Claims.

1.             Treatment of Administrative Claims Other than Fee Claims.

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date shall receive from the Debtors (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) on the Effective Date if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim if such Administrative Claim is Disputed as of or following the Effective Date, (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable or (ii) such other treatment as the Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld) and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims other than Fee Claims that arise in the ordinary course of the Debtors’ business shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.  Notwithstanding anything to the contrary contained herein, except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, each holder of a DIP Facility Claim shall receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date as set forth in Article II.D of the Plan.

2.             Administrative Claims Bar Date.

Except as otherwise provided in this Article II, and except with respect to requests for payment of Claims arising under section 503(b)(9) of the Bankruptcy Code, which Claims are subject to the Bar Date Order, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after entry of the Confirmation Order.  Holders of Administrative Claims that are required to, but do not, file and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than sixty (60) days after the Effective Date.

B.	Fee Claims.

All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Unsecured Creditors’ Committee, and counsel to the New Senior Lenders and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than seventy-five (75) days after the Effective Date (unless otherwise agreed by the party requesting compensation of a Fee Claim).

C.	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), in full satisfaction, settlement, release, and discharge, of and in exchange for such Priority Tax Claim one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in amount equal to the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed 5 years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtors (with the consent of the Plan Sponsors, which consent shall not be unreasonably withheld) or otherwise determined upon a Final Order of the Court.

D.	DIP Facility Claims.

The DIP Facility Claims shall be deemed Allowed superpriority Administrative Claims in the full amount due and owing under the DIP Facility as of the Effective Date.  Except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, in full satisfaction of and in exchange for each DIP Facility Claim, each holder of a DIP Facility Claim shall receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date.

E.	Statutory Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation.  On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for each of the Reorganized Debtors until the entry of a final decree in each such Debtor’s Chapter 11 Case or until each such Chapter 11 Case is converted or dismissed.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLAIMS AND EQUITY INTERESTS

All Claims against the Debtors (other than those Claims specified in Article II) and Equity Interests in the Debtors are placed in the Classes set forth below.  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

A.	Class Identification and Status.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and, the classification set forth in the Classes below shall be deemed to apply to each Debtor, except as follows:

1.	The Guarantor Debtors’ Plans do not contain a Class 6.

2.	GMR’s Plan does not contain a Class 9.

3.	GMR’s Plan is the only one to contain a Class 10.

4.	The Non-Guarantor Debtors’ Plans do not contain a Class 3, Class 4, Class 5, Class 7A, Class 7B or Class 10.

In addition, certain of the Guarantor Debtors and the Non-Guarantor Debtors may not have creditors in certain other classes.  If a particular Debtor does not have creditors in one or more Classes, then such Class will not apply to that Debtor.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot that complies with the Disclosure Statement Order indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan.  The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors (with the consent of the Oaktree Plan Sponsors) reserve the right to modify the Plan in accordance with Article X.F hereof, including the right to withdraw the Plan as to an individual Debtor at any time before the Effective Date.  Below is a chart identifying each separate Class for each Debtor (as applicable), a description of whether the Class is Impaired and the Class’s voting rights:

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Impaired	Entitled to Vote
4	Prepetition 2011 Facility Claims	Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims Against the Non-Guarantor Debtors	Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR held by Eligible Rights Offering Offerees	Impaired	Entitled to Vote
7A-2	General Unsecured Claims Against GMR held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
7B-1	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Eligible Rights Offering Offerees	Impaired	Entitled to Vote

7B-2	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
8	Intercompany Claims	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
9	Subsidiary Equity Interests	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
10	Equity Interests in GMR	Impaired	Deemed to Reject

B.	Treatment of Classified Claims and Equity Interests.

1.             Class 1 – Other Priority Claims.

(a)           Classification:  Class 1 consists of Other Priority Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

(c)           Voting:  Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.             Class 2 – Other Secured Claims.

(a)           Classification:  Class 2 consists of Other Secured Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other

Secured Claim, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim shall remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim shall be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim shall be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured, Cash equal to the principal amount of such Allowed Other Secured, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.

(c)           Voting:  Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.             Class 3 – Prepetition 2010 Facility Claims.

(a)           Classification:  Class 3 consists of Prepetition 2010 Facility Claims.

(b)           Allowance:  Prepetition 2010 Facility Claims shall be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2010 Credit Agreement as of the Effective Date; provided, however, that such Allowed amount shall exclude default interest accrued through the Effective Date.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim shall receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 3 Claims and holders of Class 3 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting: Class 3 is Impaired.  Therefore, holders of Class 3 Prepetition 2010 Facility Claims are entitled to vote to accept or reject the Plan.

4.             Class 4 – Prepetition 2011 Facility Claims.

(a)           Classification: Class 4 consists of Prepetition 2011 Facility Claims.

(b)           Allowance:  Prepetition 2011 Facility Claims shall be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2011 Credit

Agreement as of the Effective Date; provided, however, that such Allowed amount shall exclude default interest accrued through the Effective Date; provided, further, that to the extent that Prepetition Swap Agreements are terminated before the Effective Date, the amount of the Allowed Prepetition 2011 Facility Claims shall include the amounts associated with such termination.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim shall receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim shall be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting:  Class 4 is Impaired.  Therefore, holders of Class 4 Prepetition 2011 Facility Claims are entitled to vote to accept or reject the Plan.

5.             Class 5 – OCM Facility Secured Claims.

(a)           Classification:  Class 5 consists of OCM Facility Secured Claims.

(b)           Allowance:  OCM Facility Secured Claims shall be Allowed and deemed to be Allowed in an amount of no less than $175,000,000.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim shall receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting:  Class 5 is Impaired.  Therefore, holders of Class 5 OCM Facility Secured Claims are entitled to vote to accept or reject the Plan.

6.             Class 6 – General Unsecured Claims Against the Non-Guarantor Debtors.

(a)           Classification:  Class 6 consists of General Unsecured Claims against the Non-Guarantor Debtors.

(b)           Treatment:  On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.

(c)           Voting:  Class is Impaired.  Therefore, holders of Class 6 General Unsecured Claims against the Non-Guarantor Debtors are entitled to vote to accept or reject the Plan.

7.             Class 7A-1 – General Unsecured Claims Against GMR Held by Holders that are Eligible Rights Offering Offerees.

(a)           Classification:  Class 7A-1 consists of General Unsecured Claims against GMR held by holders that are Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7A-1 Claim shall receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).   All such Allowed Class 7A-1 Claims against GMR shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate shall not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

(c)           Voting:  Class 7A-1 is Impaired.  Therefore, holders of Class 7A-1 Claims are entitled to vote to accept or reject the Plan.

8.             Class 7A-2 – General Unsecured Claims Against GMR Held by Holders that are Non-Eligible Rights Offering Offerees.

(a)           Classification:  Class 7A-2 consists of General Unsecured Claims against GMR held by holders that are Non-Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7A-2 Claim shall receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim shall receive the lesser of (x) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution

Fund or (y) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7A-2 Claims against GMR shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that that fails to timely submit an Investor Certificate shall not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

(c)           Voting:  Class 7A-2 is Impaired.  Therefore, holders of Class 7A-2 General Unsecured Claims against a Guarantor Debtor are entitled to vote to accept or reject the Plan.

9.             Class 7B-1 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Rights Offering Offerees.

(a)           Classification:  Class 7B-1 consists of General Unsecured Claims against the Guarantor Debtors (other than GMR) held by holders that are Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7B-1 Claim (other than a holder of an OCM Facility Deficiency Claim) shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate shall not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

(c)           Voting:  Class 7B-1 is Impaired.  Therefore, holders of Class 7B-1 General Unsecured Claims against the Guarantor Debtors (other than GMR) are entitled to vote to accept or reject the Plan.

10.           Class 7B-2 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Rights Offering Offerees.

(a)           Classification:  Class 7B-2 consists of General Unsecured Claims against the Guarantor Debtors (other than GMR) held by holders that are Non-Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7B-2 Claim shall receive the lesser of (i) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7B-2 Claims against the Guarantor Debtors shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate shall not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

(c)           Voting:  Class 7B-2 is Impaired.  Therefore, holders of Class 7B-2 General Unsecured Claims against the Guarantor Debtors (other than GMR) are entitled to vote to accept or reject the Plan.

11.           Class 8 – Intercompany Claims.

(a)           Classification:  Class 8 consists of Intercompany Claims.

(b)           Treatment:  On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

(c)           Voting:  Class 8 is Impaired or Unimpaired, depending on the treatment specified above.  Holders of Class 8 Intercompany Claims are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 8 Intercompany Claims are not entitled to vote to accept or reject the Plan.

12.           Class 9 – Subsidiary Equity Interests.

(a)           Classification:  Class 9 consists of Subsidiary Equity Interests.

(b)           Treatment:  Subsidiary Equity Interests shall not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests shall be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.

(c)           Voting:  Class 9 is Impaired or Unimpaired, depending on the treatment specified above.  Holders of Class 9 Subsidiary Equity Interests are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 9 Subsidiary Equity Interests are not entitled to vote to accept or reject the Plan.

13.           Class 10 – Equity Interests in GMR.

(a)           Classification:  Class 10 consists of Equity Interests in GMR.

(b)           Treatment:  Holders of Equity Interests in GMR shall not receive any distribution on account of such Equity Interests.  On the Effective Date, Equity Interests in GMR shall be cancelled and discharged and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)           Voting:  Class 10 is Impaired.  Holders of Class 10 Equity Interests in GMR are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Class 10 Equity Interests in GMR are not entitled to vote to accept or reject the Plan.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, one element of, and in consideration for, an overall negotiated settlement of numerous disputed Claims and issues embodied in the Plan, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code and in consideration for the distributions, releases and other benefits provided under the Plan, the provisions of the Plan shall upon Consummation constitute a good faith compromise and settlement between the Debtors, OCM  and the Oaktree Plan Sponsors arising from or related to (i) the amount of the OCM Facility Secured Claim for allocation purposes under the Plan, (ii) the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the ability for certain General Unsecured Creditors of the Guarantor Debtors to participate in the Rights Offering and (iv) the amount of the New GMR Warrants provided, however, that OCM and the Oaktree Plan Sponsors reserve all of their respective rights in respect of the Plan in the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur.  In addition, the Plan shall upon consummation constitute a good faith compromise and settlement between the Debtors, OCM, the holders of the Prepetition 2010 Facility Claims and the holders of Prepetition 2011 Facility Claims that are party to the Restructuring Support Agreement arising from or related to the Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

B.	New Equity Investment.

On December 15, 2011, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors.  Unless otherwise provided in the Plan or the Equity Purchase Agreement, the Debtors and the Reorganized Debtors, as applicable, shall use the proceeds received from the New Equity Investment and the Rights Offering Proceeds, if any: (i) to satisfy the DIP Facility Claims; (ii) to make the Paydown; (iii) to issue other cash distributions required by the Plan; (iv) to pay expenses of the Chapter 11 Cases, to the extent so ordered by the Court; and (v) for general corporate purposes, following the Effective Date.

C.	New Senior Facilities.

On or before the Effective Date, the Debtors shall enter into the New Senior 2010 Facility Credit Agreement and the New Senior 2011 Facility Credit Agreement.

1.           The New 2010 Senior Facility.  The New 2010 Senior Facility shall be used to satisfy the Prepetition 2010 Facility Claims in accordance with Article III.B.3.

2.           The New 2011 Senior Facility.  The New 2011 Senior Facility shall be used to satisfy the Prepetition 2011 Facility Claims in accordance with Article III.B.4.

D.	Voting of Claims.

Each holder of an Allowed Claim in Classes 3 through 7B shall be entitled to vote to accept or reject the Plan as provided in the Disclosure Statement Order.

E.	Nonconsensual Confirmation.

If less than all Impaired Classes accept the Plan, but at least one Class of Claims that is Impaired under the Plan has accepted the Plan (and which Class’s acceptance is determined without inclusion of any vote submitted by the holder of a Claims that is an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code), the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

F.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement.

1.           Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR shall issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights to participate in the Rights Offering.

2.           Issuance of the New GMR Common Stock. On the Effective Date, Reorganized GMR shall issue and distribute the New GMR Common Stock issuable on the Effective Date (subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program and net of any Rights Offering Shares issued in accordance with Article IV.F.1), to OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor, with OCM receiving the OCM Conversion Shares and the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor (or a designated affiliate thereof) receiving the New Equity Investment Shares. The issuance of the New GMR Common Stock by Reorganized GMR is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.  15,000,000 shares of New GMR Common Stock shall be authorized under the New GMR Charter.

3.           Contribution of New GMR Common Stock to GMR HoldCo.  Immediately following distribution of the New GMR Common Stock in accordance with Article IV.F.1 and Article IV.F.2, each of OCM (or a designated affiliate) and the Oaktree Plan Sponsors (or a designated affiliate) and/or the Non-Oaktree Plan Sponsor (or a designated affiliate) will be deemed to contribute the New GMR Common Stock received in accordance with Article IV.F.2 to GMR HoldCo in exchange for a proportionate share of the GMR HoldCo Interests (or such other share as agreed among by OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors in their discretion).

4.           Entry into the Registration Rights Agreement and Shareholder Agreement.  As of the Effective Date, GMR Holdco will execute the Registration Rights Agreement.  In addition, each holder of Rights Offering Shares will be deemed to have entered into the Registration Rights Agreement as of the Effective Date.  GMR Holdco and each other holder of the New GMR Common Stock as specified in the Shareholders Agreement will be deemed to have entered into the Shareholders Agreement as of the Effective Date.  The Shareholders Agreement may contain customary rights and restrictions, including, but not limited to, Oaktree Plan Sponsors’ consent rights, tag-along and drag-along rights, transfer restrictions and/or rights of first refusal.  The forms of Registration Rights Agreement and Shareholders Agreement will be filed with the Court as part of the Plan Supplement provided, however, that the terms of the Registrations Rights Agreement and Shareholders Agreement may instead be contained in the New GMR Charter or by-laws.

5.           Exemption from Registration.  The offering, issuance, and distribution of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights

Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants, shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants under section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and/or Regulation D thereunder or other available exemption from registration under the Securities Act and other applicable law.

6.           Authorization. The issuance of the New GMR Common Stock, the Commitment Fee GMR Warrants and the New GMR Warrants by Reorganized GMR and the issuance of the GMR HoldCo Interests by GMR HoldCo are authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized GMR, as applicable.  Pursuant to the Plan, (i) the New GMR Charter shall authorize the issuance and distribution on or after the Effective Date of the New GMR Common Stock in accordance with the Plan and the Commitment Fee GMR Warrants and the New GMR Warrants (as well as any New GMR Common Stock to be issued on account of the Equity Incentive Program) and (ii) the GMR HoldCo Limited Partnership Agreement shall authorize the issuance and distribution on or after the Effective Date of the GMR HoldCo Interests.  All of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants shall be duly authorized, validly issued, fully paid, and non-assessable.

7.           Private Company.  On the Effective Date, Reorganized GMR and GMR HoldCo shall each be a private company.  As such, on the Effective Date, Reorganized GMR will not list the New GMR Common Stock, the Commitment Fee GMR Warrants or the New GMR Warrants and GMR HoldCo will not list the GMR HoldCo Interests, on a national securities exchange.

G.	The New GMR Common Stock.

The New GMR Common Stock issued under the Plan will be in the form of registered stock certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.  To the extent a share of New GMR Common Stock is issued in registered form, no stockholder may sell, exchange, assign, pledge, encumber or otherwise transfer such shares of New GMR Common Stock if such transfer would result in the New GMR Common Stock being held of record by more than 275 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of New GMR Common Stock in violation of these provisions will be void.

H.	The Rights Offering.

1.           Generally.  The Rights Offering shall be conducted, and the Rights Offering Shares shall be issued to the Eligible Rights Offering Offerees pursuant to, the Rights

Offering Procedures and the Plan.  Notwithstanding anything contained in this Plan or the Rights Offering Procedures to the contrary, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, may modify the Rights Offering Procedures or adopt such additional detailed procedures consistent with the Rights Offering Procedures to more efficiently administer the exercise of the Rights and the Oversubscription Rights.  The closing of the Rights Offering is conditioned on the consummation of the Plan, the Rights Offering Procedures and any other condition specified in the Equity Purchase Agreement.  Amounts held by the Subscription Agent with respect to the Rights Offering prior to the Effective Date shall not be entitled to any interest on account of such amounts.

2.           Subscription Ratio.  Each Eligible Rights Offering Offeree will receive its allocated Rights to purchase shares of New GMR Common Stock, to be calculated as the proportion that an Eligible Rights Offering Offeree’s Allowed General Unsecured Claim bears to the aggregate of Allowed General Unsecured Claims of all Eligible Rights Offering Offerees asserted against the Guarantor Debtors.  Each Right will entitle the Eligible Rights Offering Offeree to purchase one share of New GMR Common Stock at a subscription price of $36.84.  Notwithstanding anything to the contrary herein or in the Rights Offering Procedures, fractional shares of New GMR Common Stock shall not be issued upon exercise of the Rights and/or Oversubscription Rights and no compensation shall be paid in respect of such fractional shares.  Any such fractional shares will be rounded down to the nearest whole share of New GMR Common Stock.

3.           Transfer Restriction and Revocation.  The Rights and Oversubscription Rights shall not be assignable or detachable, and shall not be transferable other than in connection with the transfer of the corresponding Claims, as evidenced by a Certification Period Notice or Post-Certification Period Transfer Notice (as such terms are defined in the Rights Offering Procedures).  In addition, once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, as the case may be, such exercise cannot be revoked, rescinded or annulled for any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights and Oversubscription Rights it has exercised by delivery of a revocation notice pursuant to the Rights Offering Procedures.

4.           Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR shall issue the Rights Offering Shares to those Eligible Rights Offering Offerees, that, in accordance with this Plan and the Rights Offering Procedures, validly exercised their respective Eligible Holder Rights and/or Oversubscription Rights.

5.           New Equity Investment.  The Oaktree Plan Sponsors shall purchase all Rights Offering Shares not acquired in the Rights Offering upon the exercise of the Rights and/or the Oversubscription Rights pursuant to the terms and subject to the conditions set forth herein and in the Equity Purchase Agreement.

6.           Refund of Payments.  If the Equity Purchase Agreement or the Rights Offering Procedures shall be terminated, any payment made by an Eligible Rights Offering Offeree pursuant to the Rights Offering shall be refunded as soon as practicable following thereafter, without interest or deduction. If an Eligible Rights Offering Offeree participating in the Rights Offering has made an overpayment, including in respect of the Oversubscription Rights, the amount of such overpayment shall be refunded as soon as practicable following the Subscription Deadline, without interest or deduction.

7.           Securities Laws.  Shares of New GMR Common Stock issued to the Eligible Rights Offering Offerees pursuant to the Rights Offering shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D pursuant thereto.

8.           Form and Transfer Restrictions.  The Rights Offering Shares will be issued in the form of registered certificates.  The Rights Offering Shares will be “restricted securities,” as that term is defined under Rule 144 promulgated pursuant to the Securities  Act, may not be sold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and applicable state securities law, and may bear an appropriate to that effect.

9.           Rights Offering Dates.  The Rights Offering shall be commenced and completed in accordance with the dates set forth in the Rights Offering Procedures (which shall be consistent with the dates set forth on Exhibit 1 attached hereto); provided, however, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, may modify such dates and deadlines consistent with the Rights Offering Procedures.

I.	The New GMR Warrants.

1.           Issuance.  The New GMR Warrants will be issued pursuant to the terms of the New GMR Warrant Agreement.

2.           Exercise Price and Other Terms.  Each New GMR Warrant will initially be exercisable for one share of New GMR Common Stock at cashless exercise equal to a total implied equity value of $421.1 million for the Reorganized Debtors.  The exercise price of the New GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the New GMR Warrant Agreement.

3.           Form.  All New GMR Warrants distributed under the Plan to holders of Class 7A-1 Claims and Class 7A-2 Claims that will not be affiliates of Reorganized GMR will be issued in book-entry form, and DTC or its nominee will be the holder of record of New GMR Warrants.  One or more global warrant certificates representing such New GMR Warrants will be registered with a warrant agent for the New GMR Warrants, in the name of, and will be deposited with, DTC or its nominee.  For so long as New GMR Warrants are held through DTC, the ownership interest of each holder of such New GMR Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC.  Unless otherwise provided for under the rules and procedures of DTC, to receive distributions of New GMR Warrants, holders of Class 7A-1 Claims and Class 7A-2 Claims who will not be affiliates of Reorganized GMR will be required to designate a direct or indirect participant in

DTC with whom such holder has an account into which such New GMR Warrants may be deposited.  If DTC is unwilling or unable to continue as a depositary for the such New GMR Warrants, or Reorganized GMR otherwise decides to do so (with the consent of the Oaktree Plan Sponsors), Reorganized GMR will exchange such New GMR Warrants represented in book-entry form by global warrant certificates for registered warrant certificates or record ownership of such New GMR Warrants through a direct registration system.

So long as such New GMR Warrants are held of record by DTC or its nominee, beneficial owners of such New GMR Warrants will be required to follow such procedures as DTC or its direct or indirect participants may establish for exercising their rights in respect of the New GMR Warrants, including exercise and transfer thereof.  In addition, for so long as New GMR Common Stock is held through DTC, New GMR Common Stock issuable upon exercise of such New GMR Warrants will be issued in book-entry form and held through DTC.

4.           Transfer Restrictions.  The New GMR Warrant Agreement will provide that, to the extent the New GMR Warrants are issued in registered form, no holder may sell, exchange, assign, pledge, encumber or otherwise transfer of all or any portion of a New GMR Warrant if such transfer would result in the New GMR Warrants being held of record by more than 450 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of a New GMR Warrant in violation of these provisions will be void.

J.	The Commitment Fee GMR Warrants.

1.           Issuance.  The Commitment Fee GMR Warrants will be issued pursuant to the terms of the Commitment Fee GMR Warrant Agreement.

2.           Exercise Price and Other Terms.  Each Commitment Fee GMR Warrant will initially be exercisable for one share of New GMR Common Stock at an exercise price of one penny.  The exercise price of the Commitment Fee GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the Commitment Fee GMR Warrant Agreement.

3.           Form.  The Commitment Fee GMR Warrants will be in the form of registered warrant certificates.

4.           Transfer Restrictions.  Transfer restrictions with respect to the Commitment Fee GMR Warrants will be set forth in the Commitment Fee GMR Warrant Agreement.

K.	Continued Corporate Existence and Effectuation of Restructuring Transactions.

1.           Continued Corporate Existence and Vesting of Assets.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in this Plan or otherwise provided herein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests and other interests (subject to Liens and Claims established on the Effective Date under the Plan, including in respect of the New Senior 2010 Facility and the New Senior 2011 Facility).  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments and other materials comprising the Plan Supplement.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs from and after the Effective Date for Fee Claims, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

2.           Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transaction described in, approved by, contemplated or necessary to effectuate the Plan (including any action specified in the Plan Supplement), including the filing of a certificate of dissolution in the appropriate jurisdiction.

L.	Fee Claims Escrow Account.

On the Effective Date, subject to any alternative agreement between the Debtors and any holder of a Fee Claim entered into with the consent of the Oaktree Plan Sponsors, the Debtors shall establish the Fee Claim Escrow Account in an amount equal to all Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any estimates for unbilled amounts payable by the Debtors).  Amounts held in the Fee Claims Escrow Account shall not constitute property of the Reorganized Debtors.  The Fee Claims Escrow Account may be an interest-bearing account.  In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan any such amounts shall be returned to the Reorganized Debtors.

M.	OCM Marine Holdings TP, L.P. Partnership Interests.

On the Effective Date, the OCM Marine Holdings TP, L.P.  Partnership Interests shall be terminated.   Holders of Allowed General Unsecured Claims against GMR shall receive the New GMR Warrants, in exchange for GMR’s interest in the OCM Marine Holdings TP, L.P. Partnership Interests.

N.	Non-Eligible Rights Offering Offeree Distribution Fund.

On the Effective Date, the Debtors shall establish and fund the Non-Eligible Rights Offering Offeree Distribution Fund, which shall be an escrow account separate and apart from the Debtors’ general operating funds to be maintained in trust for the holders of Allowed General Unsecured Claims.  The Non-Eligible Rights Offering Offeree Distribution Fund shall not constitute property of the Debtors or the Reorganized Debtors.  Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund shall be made in accordance with the provisions governing distribution set forth in Article VII.  The Non-Eligible Rights Offering Offeree Distribution Fund may be in an interest-bearing account.  In the event there is a remaining balance in the Non-Eligible Rights Offering Offeree Distribution Fund following payment to all holders of Allowed General Unsecured Claims in accordance with the Plan, such remaining amounts, if any, shall be redistributed to Reorganized GMR

ARTICLE V.
PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS

A.	Amendments to Certificates of Incorporation.

1.           Reorganized GMR and GMR HoldCo.  On the Effective Date, the New GMR Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.   Additionally the New GMR Charter shall provide for restrictions on trading New GMR Common Stock, to the extent provided in Article IV.G, and the respective agreements governing the Commitment Fee GMR Warrants and the New GMR Warrants shall provide for restrictions on trading the Commitment Fee GMR Warrants and the New GMR Warrants to the extent provided in Article IV.I and Article IV.J.  The New GMR Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdictions of incorporation.

2.           The Debtor Subsidiaries.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.K, on the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of each Debtor Subsidiary shall be amended (to the extent such provision is not already included in the applicable certificate of incorporation) to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.  The amended certificates of incorporation of the Reorganized Debtor Subsidiaries will be filed with the applicable authorities in their respective jurisdictions of incorporation in accordance with the corporate laws of the respective jurisdictions of incorporation.

B.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of GMR shall expire without further action by any Person, and the initial boards of directors,

including the New Board, and the officers of each of the Reorganized Debtors shall consist of the individuals identified on an exhibit to the Plan Supplement and commence on the Effective Date.  The New Board shall be comprised of five directors appointed by the Oaktree Plan Sponsors, the identities, and affiliations of the initial members of the New Board will be disclosed in an exhibit to the Plan Supplement.  The initial boards of directors of the other Reorganized Debtors shall be as set forth in an exhibit to the Plan Supplement.  Any successors to Reorganized GMR’s or the Reorganized Debtors’ initial boards will be appointed in compliance with Reorganized GMR’s or the applicable Reorganized Debtor’s bylaws, certificates of incorporation or other applicable corporate formation and governance documents.  Each such director and officer (including the members of the New Board) shall serve from and after the Effective Date pursuant to the terms of the new certificates of incorporation, by-laws, and other constituent documents of the Reorganized Debtors in effect on and from the Effective Date.

C.	Powers of Officers.

The officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.	New Management Agreements, Existing Benefits Agreements and Retiree Benefits.

From and after the Effective Date, the Reorganized Debtors’ officers shall be employed and serve the Reorganized Debtors in accordance with the New Management Agreements.  Except to the extent agreed to by the Oaktree Plan Sponsors and included in the Plan Supplement (or otherwise terminated with consent of the Oaktree Plan Sponsors), all Existing Benefits Agreements shall be deemed rejected as of the Effective Date.  Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Equity Incentive Program.

Subject to the terms of the Equity Incentive Program, 10% of the shares of the New GMR Common Stock, or such other amount as agreed to between the Debtors and the Oaktree Plan Sponsors, on a fully-diluted basis will be available to eligible employees, directors or officers of the Reorganized Debtors.  The form, amount, allocation and vesting schedule of such New GMR Common Stock pursuant to such Equity Incentive Program will be (i) mutually agreed upon in writing by the Oaktree Plan Sponsors and GMR and set forth in the Plan Supplement or (ii) to the extent not mutually determined in accordance with the preceding sub-clause (i) as of the date the Plan Supplement is first filed with the Court, as determined by the New Board after the Effective Date.

F.	Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charter and by-laws of each Reorganized Debtor shall contain provisions that, to the fullest extent permitted by applicable law in the jurisdiction where such Reorganized Debtor is organized:  (i) eliminate the personal liability of the Reorganized Debtor’s directors and officers in place from or after the Effective Date for any and all monetary damages arising from breaches of their fiduciary duties; and (ii) require the Reorganized Debtor to indemnify its directors, officers, and employees serving on or after the Effective Date with respect to any and all claims and actions, irrespective of whether such claims or actions are based on service as a director, officer, or employee of a Reorganized Debtor after the Effective Date or on service as a director, officer, or employee of a Debtor before the Effective Date provided that, any indemnification based on service as a director, officer or employee of a Debtor before the Effective Date will be limited to legal fees and expenses.

ARTICLE VI.
CONFIRMATION OF THE PLAN

A.	Conditions to Confirmation.

The following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B:

1.           The Court shall have approved the Disclosure Statement in form and substance reasonably acceptable to the Debtors, the New Senior Lenders and the Oaktree Plan Sponsors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.           The Confirmation Order is reasonably acceptable in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

3.           The Plan is reasonably satisfactory in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

4.           All documents to be provided in the Plan Supplement are in a form and substance reasonably satisfactory to the Debtors, the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

5.           Any modification of, amendment, supplement or change to the Plan that alters in any way the distributions under the Plan or the parties to whom it shall be made available shall not have been made without the consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

6.           The Equity Purchase Agreement shall be in full force and effect as of such date.

B.	Waiver of Conditions Precedent to Confirmation.

The Debtors may waive the conditions set forth in Article VI.A above at any time with the written consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors shall be entitled to refuse such consent for any reason if such refusal is permitted in the terms of the Equity Purchase Agreement, and nothing herein shall provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C.	Dissolution of Unsecured Creditors’ Committee.

The Unsecured Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Unsecured Creditors’ Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Unsecured Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date; provided, however, such attorneys and financial advisors shall be entitled to pursue their own Fee Claims and represent the Unsecured Creditors’ Committee in connection with the review of and the right to be heard in connection with all Fee Claims.  Notwithstanding any provision in the Plan providing for the termination of the Unsecured Creditors’ Committee, the Unsecured Creditors’ Committee shall remain in existence following the Confirmation Date to the extent necessary for the prosecution of any appeal of the Confirmation Order, provided, however, that nothing in the Plan or Confirmation Order (including the preceding proviso) shall obligate the Debtors, the Reorganized Debtors, the Oaktree Plan Sponsors, the Non-Oaktree Plan Sponsor (if any) or any other party in interest to pay any legal fees or expenses incurred by the Unsecured Creditors’ Committee in connection with such prosecution of such appeal.

D.	Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not:  (i) a Proof of Claim based upon such debt, right or Equity Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the Holder of such a Claim or

Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder.  Any default by the Debtors or their affiliates with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

E.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN THIS ARTICLE VI, THE RELEASING PERSONS SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE VI OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VI.J.1 AND ARTICLE VI.J.2, OR DISCHARGED PURSUANT TO ARTICLE VI.D OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VI.J.3 ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS:  (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR THE PROPERTY OR ESTATE OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATIONS DUE FROM THE DEBTORS OR THE REORGANIZED DEBTORS OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN

CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES.  ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR  RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

F.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Article VI.J.1) and in paragraph G(vi) and  (vii) of the DIP Financing Order, the Reorganized Debtors shall retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement.  Nothing contained in this Plan, the Plan Supplement or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtors that is not specifically waived or relinquished by this Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan.  From and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order or approval of the Court.

G.	Votes Solicited in Good Faith.

The Debtors have, and upon entry of the Confirmation Order shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees and Professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

H.	Cancellation of Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan:  (i) the obligations of the Debtors under the Prepetition Senior Credit Agreements, the OCM Credit Agreement and the Senior Notes Indenture, and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding the occurrence of the Confirmation Date or the Effective Date, that any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Prepetition Agent and/or the Senior Notes Trustee to make distributions under the Plan as provided herein, and (c) allowing the Prepetition Agent and/or the Senior Notes Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan; provided, further,  that the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any additional expense or liability to the Reorganized Debtors.  On and after the Effective Date, all duties and responsibilities of the

Prepetition Agent and the Senior Notes Indenture Trustee shall be discharged except to the extent required in order to effectuate the Plan.

I.	Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date, including Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim.

J.	Releases, Exculpations and Injunctions of Released Parties.

1.           Releases by the Debtors.  On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, and the Non-Debtor Guarantor Subsidiaries shall be deemed to release unconditionally the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtors, based in whole or in part upon actions taken solely in their respective capacities described herein or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Disclosure Statement, the Rights Offering, the Chapter 11 Cases, or the Plan, provided, however, that (a) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, (b) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, (c) the foregoing release shall not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors or to any obligations under the New 2010 Facility Credit Agreement or the New 2011 Facility Credit Agreement outstanding as of the Effective Date, and (d) the foregoing release applies to the Released Parties solely in their respective capacities described herein.

2.           Releases by Holders of Claims and Equity Interests. On the Effective Date, and notwithstanding any other provisions of the Plan, each Person who (a) directly or indirectly, has held, holds, or may hold Claims who submits a Ballot but does not elect to opt out of the releases contained in this paragraph or (b) to the fullest extent permissible under applicable law, who directly or indirectly, has held, holds, or may hold Claims or Equity Interests, will in respect of either of the foregoing clauses (a) and (b), be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Released Parties not to (i) sue or otherwise seek recovery from any Released Party on account of any Claim or Equity Interest, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (ii) assert against any Released Party any Claim, obligation, right, Cause of Action or liability that any holder of a Claim or Equity Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) the foregoing release will not apply to obligations arising under the Plan, (ii) the foregoing release will not apply to obligations arising under the New Senior Facilities, (iii) the foregoing release will not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan and (iv) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order.

3.           Exculpation and Injunction. The Debtors, the Reorganized Debtors, and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Cases or in connection with, or arising out of the preparation and filing of the Chapter 11 Cases, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Rights Offering, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.  Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to this Plan.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

4.           Liabilities to, and Rights of, Governmental Units.  Nothing in the Plan or Confirmation Order, shall discharge, release, or preclude: (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any criminal liability; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors and the Reorganized Debtors.  Nothing in the Plan or Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  Notwithstanding the foregoing, the Debtors reserve the right to assert that any liability is a Claim that arose on or before the Effective Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  Notwithstanding any other provisions in the Confirmation Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by a Governmental Unit are discharged or otherwise barred by the Confirmation Order, the Plan or the Bankruptcy Code.

K.	Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided herein shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person.  Prior to the Effective Date, the Debtors shall obtain directors’ and officers’ liability insurance tail coverage for all of their current and former directors and officers, which coverage shall extend for a period of not less than six (6) years after the Effective Date and contain terms no less favorable to such directors and officers as the terms of the existing directors’ and officers’ liability insurance policies issued to the Debtors.

L.	Indemnification of the Oaktree Plan Sponsors.

The Debtors and the Reorganized Debtors shall indemnify and hold harmless the Oaktree Plan Sponsors and each of their respective predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, holders of Equity Interests, partners, and agents, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives for any Losses incurred in such capacity, except to the extent such Losses were the result of any such Person’s gross negligence or willful misconduct, as determined by Final Order.

ARTICLE VII.
DISTRIBUTIONS UNDER THE PLAN

A.	Allowed Claims.

1.           Delivery of Distributions.  Distributions under the Plan shall be made by the Reorganized Debtors to the holders of Allowed Claims in all Classes for which a Distribution is provided in this Plan at the addresses set forth on the Schedules, unless such addresses are superseded by Proofs of Claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

2.           Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

3.           Unclaimed Distributions of Cash.  Any distribution of Cash under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

4.           Distributions of New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants. On the Effective Date, the Reorganized Debtors shall distribute the New GMR Common Stock issuable on the Effective Date, New Equity Investment Shares, the Commitment Fee GMR Warrants, the New GMR Warrants and the OCM Conversion Shares.  The Rights Offering Shares shall be distributed on the Effective Date through the Subscription Agent or its designee.  Distribution of New GMR Warrants to holders of Allowed Senior Note Claims shall be delivered to the Senior Notes Indenture Trustee on the Effective Date for Pro Rata distribution to holders of Allowed Senior Note Claims in accordance with the Senior Notes Indenture.  In addition, the Reorganized GMR shall be authorized to issue additional New GMR Warrants to holders of Class 7A-1 and Class 7A-2 General Unsecured Claims against GMR that are Disputed on the Effective Date, but which subsequently become Allowed.

5.           Unclaimed Distributions of GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants and New GMR Warrants.  Any distribution of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) shall be held by the Reorganized Debtors, notwithstanding any state or other escheat or similar laws to the contrary, the entitlement by the holder of such Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

6.           Saturdays, Sundays, or Legal Holidays.  If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

7.           Fractional GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants and De Minimis Distributions.  Notwithstanding any other provision in the Plan to the contrary, no fractional shares of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or New GMR Warrants shall be issued or distributed pursuant to the Plan.  Whenever any payment of a fraction of a share of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or a New GMR Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of a half of a share being rounded up; except that shares issued in the Rights Offering will be rounded down to the nearest whole share.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, that remain to be allocated, the Reorganized Debtors shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deems fair, in their sole discretion.  Upon the allocation of all of the whole GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.  The Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

8.           Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided in Article II.A.1, on the Effective Date or, with the consent of the Oaktree Plan Sponsors, as soon as reasonably practicable thereafter, the Reorganized Debtors shall distribute Cash, GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants, the New GMR Warrants, or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

9.           Distributions for Claims Allowed after the Effective Date and Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent distributions to a holder of an Allowed Claim following the Effective Date.  Distributions shall be made from the Non-Eligible Rights Offering Offeree Distribution Fund to the holders of Allowed General Unsecured Claims that are Non-Eligible Rights Offering Offerees once the Allowed amount of all General Unsecured Claims against the Guarantor Debtors that are held by Non-Eligible Rights Offering Offerees is agreed to in writing by the Reorganized Debtors with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld) and/or determined by Final Order, and such amount is communicated to the escrow agent, provided, that, the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld), reserve the right to send instructions to the escrow agent to make initial and subsequent distributions (with a hold-back for the maximum amount of unresolved General Unsecured Claims) to holders of Allowed General Unsecured Claims at any time.

10.           The Record Date.  As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests.  The Reorganized Debtors shall have no obligation to, but may in their discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date.  The Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

11.           Interest on Claims.  Except as specifically provided for in the Plan, no Claims, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim.

B.	Resolution of Disputed Claims.

From and after the Effective Date, the Reorganized Debtors shall have the right to file, settle, compromise, withdraw or litigate objections to any Claim, provided that such Claim is not Allowed as of the Effective Date.  Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Claims shall be filed and served upon the holders of the Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline or such other deadline specified with respect to a particular Claim herein.

In the event a Claim is  filed after the expiration of the relevant Claims Objection Deadline, the Reorganized Debtors shall have ninety (90) days from the date such Claim is filed to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice.  The Reorganized Debtors may settle, compromise, withdraw any objections or proceedings without Court approval or may seek Court approval without notice to any Person.

C.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first, satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys’ fees, as applicable.

D.	Estimation.

The Reorganized Debtors may at any time, request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim.  The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors as the case may be, or the Unsecured Creditors’ Committee (before the Effective Date) may elect to object to ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

E.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies.  To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(i) resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX, any Executory Contracts or Unexpired Leases to the Assumption Schedule or the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

(ii) to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(iv) to resolve disputes as to the ownership of any Claim or Equity Interest;

(v) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified or vacated;

(vii) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including  the Confirmation Order;

(ix) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(x) to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan;

(xi) to hear and determine disputes arising in connection with the interpretation, implementation and consummation the Rights Offering;

(xii) to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xiii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xiv) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xv) to hear and determine any Causes of Action preserved under the Plan;

(xvi) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge;

(xvii) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided under the Plan;

(xviii) to enter a final decree closing any of the Chapter 11 Cases;

(xix) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xx) adjudicate any and all disputes arising from or relating to distributions under the Plan; and

(xxi) hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE IX.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

Except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously assumed shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Assumption Schedule; (ii) has been previously assumed by the Debtors by Final Order or has been assumed by the Debtors by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is otherwise assumed pursuant to the terms herein.

Further, the Rejection Schedule shall include all Executory Contracts and Unexpired Leases to be rejected under the Plan; provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Court, not assumed pursuant to this Plan and not listed in the Rejection Schedule will be and deemed to be rejected on the Effective Date, notwithstanding its exclusion from such list.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

B.	Cure and Notice of Assumption or Rejection.

Except as otherwise agreed by the Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), the applicable Reorganized Debtor, will, on the Effective Date, cure any and all undisputed defaults under any Executory Contract or Unexpired Lease that is assumed by such Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code.  The Cure Claim for each Executory Contract and Unexpired Lease to be assumed pursuant to the plan shall be listed in the Assumption Schedule.

The Debtors will file the Assumption Schedule and Rejection Schedule with the Court at least twenty-one (21) days before the commencement of the Confirmation Hearing.  The Assumption Schedule and Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be assumed or rejected (c) in the case of assumption, the proposed amount to be paid on account of an associated Cure Claim, if any and (d) in the case of rejection, the proposed effective date of rejection.  On or as soon as practicably thereafter, the Debtors will serve a Cure Notice or Rejection Notice, as applicable, as well as notice of filing of the Assumption Schedule and the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed assumption or rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

Objections, if any, to the proposed assumption and/or Cure Claim or rejection by the Debtors of any Executory Contract or Unexpired Lease listed on the Assumption Schedule and Rejection Schedule, must be filed with the Court and served so as to be actually received by the Debtors no later than the Cure Claims Bar Date.

Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to the amount of the Cure Claim, all requests for payment of a Cure Claim that differ from the amounts proposed by the Debtors in the Assumption Schedule must be filed with the Court and served on the Debtors on or before the Cure Claim Bar Date.  Any request for payment of Cure Claim that is not timely filed and served shall be disallowed automatically, forever barred and not be enforceable against any Reorganized Debtor, without the need for an objection by the Reorganized Debtors or order of the Court.

The Reorganized Debtors may settle any dispute on the amount of a Cure Claim without further notice to or approval of the Court.  If the Reorganized Debtors object to any request for payment of a Cure Claim, the Court shall determine the Allowed amount of such Cure Claim and any related issues.  Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured shall be cured by the later to occur of (i) ten days after entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto and (ii) the Effective Date.  The Reorganized Debtors reserve the right, either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty days after a Final Order determining a Cure Claim greater than that proposed by the Debtors.

If an objection to Cure is sustained by the Court, the Reorganized Debtors in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it on proper notice to the non-Debtor counterparty thereto, which non-Debtor  counterparties shall then be entitled to file Proofs of Claim asserting Claims arising from the rejection thereof, if applicable, in accordance with the terms of the Plan and the Claims Bar Date Order.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE OF THE DEBTORS OR REORGANIZED DEBTORS ASSUME SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE.  ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumption Schedule, nor anything contained in the Plan or each Debtor’s schedule of assets and liabilities, shall constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease capable of assumption, that any Reorganized Debtor(s) has any liability thereunder or that such Executory Contract or Unexpired Lease is necessarily a binding and enforceable agreement.  Further, the Debtors expressly reserve the right to (a) remove any Executory Contract or Unexpired Lease from the Assumption Schedule or Rejection Schedule and reject an Executory Contract or Unexpired Lease pursuant to the terms of the Plan with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld), up until the Effective Date and (b) contest any Claim (or cure amount) asserted in connection with assumption of any Executory Contract or Unexpired Lease.

Obligations arising under insurance policies assumed by the Debtors before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

C.	Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the Debtors or Reorganized Debtors may, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld) before the Effective Date, move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in  the Plan shall not apply to such contract or lease.

D.	Rejection Damage Claims.

All Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Court in accordance with the terms of the Bar Date Order.  For the avoidance of doubt, all Allowed Claims arising from the rejection of Executory Contracts or Unexpired Leases shall be treated as Unsecured Claims.

ANY PROOFS OF CLAIM ARISING FROM THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES THAT ARE NOT TIMELY FILED SHALL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND SHALL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY CLAIM ARISING OUT OF THE REJECTION OF THE EXECUTORY CONTRACT OR UNEXPIRED LEASE SHALL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

E.	Assignment.

Any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to that Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.  If an objection to a proposed assumption, assumption and assignment or Cure Claim is not resolved in favor of the Debtors or the Reorganized Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld) for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors.  Such rejection shall be deemed effective as of the Effective Date.

F.	No Change in Control.

The consummation of the Plan or the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to another Reorganized Debtor is not intended to, and shall not, constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

G.	Collective Bargaining Agreements.

Notwithstanding anything in this Plan to the contrary, the Collective Bargaining Agreements shall be deemed assumed as of the Effective Date.  The Collective Bargaining Agreements shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Court previously entered with respect to the Collective Bargaining Agreements.

H.	Insurance Policies.

Notwithstanding anything in this Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments related thereto.

ARTICLE X.
EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B:

1.           the Confirmation Order entered by the Court is in form and substance reasonably acceptable to the Debtors, the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

2.           the Confirmation Order shall have become a Final Order;

3.           the final version of the exhibits in the Plan Supplement and all schedules, documents, and exhibits contained therein shall have been filed with the Court in form and substance reasonably acceptable to the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

4.           all actions, documents, certificates and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5.           all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

6.           the New GMR Charter and the GMR HoldCo Limited Partnership Agreement shall contain the terms provided in Article V.A;

7.           the terms of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants shall be consistent with the Plan;

8.           the Reorganized Debtors shall have consummated each of the New 2010 Senior Facility Credit Agreement and the New 2011 Senior Facility Credit Agreement;

9.           the full amount of the Expense Reimbursement (as defined in the Equity Purchase Agreement) shall have been paid in accordance with the terms of the Equity Purchase Agreement;

10.           the Commitment Fee GMR Warrants shall have been delivered in accordance with the Plan and the Equity Purchase Agreement;

11.           the Fee Claims Escrow Account and the Non-Eligible Rights Offering Offeree Distribution Fund shall be established on terms reasonably satisfactory to the Debtors and the Oaktree Plan Sponsors and shall have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan;

12.           all Cure Claims to be paid on the Effective Date shall have been paid on terms reasonably satisfactory to the Oaktree Plan Sponsors;

13.           the Equity Purchase Agreement shall be in full force and effect and all conditions to the effectiveness and closing of the New Equity Investment as specified in the Equity Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof;

14.           the Debtors shall have executed the New Management Agreements;

15.           the Rights Offering shall have been conducted and consummated in accordance with the Plan and the Rights Offering Procedures;

16.           (a) the aggregate amount of Administrative Claims (excluding Fee Claims, any DIP Facility Claims and any outstanding fees and expenses of the Oaktree Plan Sponsors) shall not exceed $20 million, (b) the aggregate amount of Priority Tax Claims shall not exceed  $1.5 million, (c) the aggregate amount of Other Priority Claims shall not exceed $5 million and (d) the aggregate amount of Other Secured Claims shall not exceed $8 million;

17.           the New Equity Investment and the Rights Offering Proceeds, if any, shall have been made in accordance with the Plan, the Equity Purchase Agreement and the Rights Offering Procedures; and

18.           the Paydown shall have been made in accordance with the Plan.

B.	Waiver of Conditions Precedent to Effectiveness.

The Debtors may waive conditions set forth in Article X.A above at any time with the written consent of the Requisite Supporting Lenders and the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors shall be entitled to refuse such consent for any reason if doing so is consistent with the terms of the Equity Purchase Agreement, and nothing herein shall provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

D.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (i) constitute a waiver, release or discharge of any Claims against or Equity Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors, (iii) prejudice in any manner any right, remedy or claim of the Debtors or (iv) be deemed an admission against interest by the Debtors or the Oaktree Plan Sponsors.

E.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the approval of the Oaktree Plan Sponsors and the Requisite Supporting Creditors as set forth herein, in the Restructuring Support Agreement or in the Equity Purchase Agreement, as applicable: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code and (ii) after entry of the

Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

F.	Revocation, Withdrawal, or Non-Consummation.

1.           Right to Revoke or Withdraw.  The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time before the Effective Date; provided, however, that such action shall not modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

2.           Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

A.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

B.	Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, shall (on terms materially consistent with the Plan and subject to the consent rights afforded the Oaktree Plan Sponsors and the Requisite Supporting Creditors pursuant to the terms hereof, the terms of the Equity Purchase Agreement and the terms of the Restructuring Support Agreement) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

C.	Information

For so long as Reorganized GMR is not required to publicly file financial information with the SEC, Reorganized GMR will furnish or make available to the holders of the New GMR Common Stock: (i) on a quarterly basis within 45 days of each quarter end for the first three fiscal quarters, consolidated unaudited financial statements of Reorganized GMR, including the balance sheet, income statement, and statement of cash flow detailing the quarter-to-date and year-to-date results, together with the footnotes thereto, provided that such information will be provided on a confidential basis through a secure database; and (ii), on an annual basis within 120 days of each year end, audited consolidated financial statements of Reorganized GMR including the balance sheet, income statement, and cash flow detailing year-to-date results, together with the footnotes thereto, in each case in reasonable detail and prepared in accordance with GAAP, except as otherwise noted therein, provided that such information will be provided on a confidential basis through a secure database.

D.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

E.	Exemption From Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer or exchange under the Plan of New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants, the New GMR Warrants and the security interests in favor of the lenders under the New 2010 Senior Credit Facility Agreement and the New 2011 Senior Facility Credit Agreement, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, conveyance, mortgage, real estate transfer, recording or other similar tax, or governmental assessment.

F.	Waiver of Federal Rule of Civil Procedure 62(a).

The Plan shall constitute a request by the Debtors that the Confirmation Order include (i) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and    (ii) shall authorize Debtors to consummate the Plan immediately after entry of the Confirmation Order.

G.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.

The documents contained in the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at

https://ecf.nysb.uscourts.gov and www.GMRRestructuring.com.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.  The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Plan Supplement after they are filed and shall promptly make such changes available online at https://ecf.nysb.uscourts.gov and www.GMRRestructuring.com.

H.	Notices.

All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.           To the Debtors:  General Maritime Corporation, 299 Park Avenue, New  York, NY 10171, attention: Jeffrey D. Pribor, Tel.: (212) 763-5600, Fax: (212) 763-5603, with a copy to Kramer Levin Naftalis & Frankel, LLC, 1177 Avenue of the Americas, New York, NY 10036, attention: Kenneth Eckstein, Douglas Mannal and Adam Rogoff, Tel.: (212) 715-9100, Fax: (212) 715-8000.

2.           To the Unsecured Creditors’ Committee:  Jones Day, 222 East 41st Street, New York, NY 10017, attention: Pedro A. Jimenez, Tel.: (212) 326-3939, Fax: (212) 755-7306.

3.           To the Prepetition Agent:  White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria and Scott Greissman, Tel.: (212) 819-8200, Fax: (212) 354-8113.

4.           To the New Senior Lenders:  White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria and Scott Greissman, Tel.: (212) 819-8200, Fax: (212) 354-8113.

5.           To the Oaktree Plan Sponsors:  Kirkland & Ellis, LLP, 601 Lexington Avenue, New York, NY 10022, attention: Edward O. Sassower and Brian E. Schartz, Tel.: (212) 446-4800, Fax: (212) 446-4900.

6.           The U.S. Trustee: 33 Whitehall Street, 21st Floor, New York, New York 10004, attention: Paul K. Schwartzberg, Tel.: (212) 510-0500, Fax: (212) 668-2255.

I.	Conflicts

The terms of the Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.  In the event of any inconsistency with the Plan and the Confirmation Order, the applicable provision(s) of the Confirmation Order shall govern with respect to such inconsistency.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Dated: January 31, 2012

GENERAL MARITIME CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Executive Vice President, Treasurer & Secretary

GENERAL MARITIME SUBSIDIARY CORPORATION
GENERAL MARITIME SUBSIDIARY II CORPORATION
GENERAL PRODUCT CARRIERS CORPORATION
GENERAL MARITIME SUBSIDIARY NSF CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Treasurer

GENERAL MARITIME MANAGEMENT

	By:	/s/ Milton H. Gonzales, Jr.
	Name:	Milton H. Gonzales, Jr.
	Title:	Manager & Technical Director

GENERAL ADMINISTRATION CORP.

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Vice President, Treasurer and Secretary

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR ATLAS LLC
GMR CHARTERING LLC
GMR CONCEPT LLC
GMR CONCORD LLC
GMR CONTEST LLC
GMR CONSTANTINE LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC

GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR GP LLC
GMR GULF LLC
GMR HARRIET G LLC
GMR HERCULES LLC
GMR HOPE LLC
GMR HORN LLC
GMR KARA G LLC
GMR LIMITED LLC
GMR MANIATE LLC
GMR MINOTAUR LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR POSEIDON LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR REVENGE LLC
GMR SPARTIATE LLC
GMR SPYRIDON LLC
GMR ST. NIKOLAS LLC
GMR STAR LLC
GMR STRENGTH LLC
GMR TRADER LLC
GMR TRUST LLC
GMR ULYSSES LLC
GMR ZEUS LLC
GENERAL MARITIME INVESTMENTS LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

ARLINGTON TANKERS LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONCEPT LTD.
CONCORD LTD.
CONSUL LTD.
CONTEST LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Director

ARLINGTON TANKERS, LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

Exhibit 1

Key Dates of the Rights Offering2

1.           The Debtors shall file a motion to approve the Rights Offering Procedures on January 31, 2012.

2.           The Debtors will seek to schedule the hearing to approve the Rights Offering Procedures for February 14, 2012.

3.           The Debtors shall distribute the certification form in accordance with the Rights Offering Procedures to all holders of General Unsecured Claims against the Guarantor Debtors between February 15, 2012 and February 21, 2012.  The Debtors shall distribute additional certification forms in accordance with the Rights Offering  Procedures.

4.           Holders of General Unsecured Claims against the Guarantor Debtors must return the certification form to the Subscription Agent on or before March 12, 2012.

5.           The Debtors shall distribute the Rights Offering materials to all Eligible Rights Offering Offerees on March 16, 2012.

6.           The Rights Offering shall expire on April 6, 2012.

2	Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Rights Offering Procedures.